L:\secfiles\11-K\gmssp23.doc1

                                                             EXHIBIT 23


CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in Registration Statement No. 33-49245 of General Motors Corporation on Form S-8 of our report dated June 24, 1994 appearing in this Annual Report on Form 11-K of the General Motors Savings-Stock Purchase Program for Salaried Employees in the United States for the year ended December 31, 1993.




s/DELOITTE & TOUCHE
DELOITTE & TOUCHE


Detroit, Michigan
June 29, 1994


































                                        - 21 -